Exhibit 99.1

NR 13-0802	Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Lynn Antipas Tyson SVP, Investor Relations 646.432.8428 Lynn.Tyson@aecom.com

AECOM reports third-quarter fiscal year 2013 results

Quarter Highlights*

•                  Free cash flow of $84 million; $211 year to date.

•                  Backlog of $16.8 billion with $1.9 billion in new wins.

•                  EBITDA margin of 10.9 percent improved sequentially and year over year.

•                  Company invests $74 million to repurchase 2.4 million shares.

•                  Reported EPS of $0.70, up 11 percent.

•                  Full-year targeted diluted EPS range of $2.30 to $2.40.

LOS ANGELES (Aug. 6, 2013) — AECOM Technology Corporation (NYSE: ACM) reported third-quarter revenue of $2.1 billion, and revenue, net of other direct costs1, of $1.2 billion.  Operating income of $112 million and reported net income2 of $71 million were up 8.8 percent and 1.9 percent, respectively.  Diluted earnings per share of $0.70 were up 11.1 percent.

	Third Quarter			Year-to-Date
($ in millions, except EPS)	Q3 FY12	Q3 FY13	YOY % Change	Q3 YTD FY12	Q3 YTD FY 13	YOY % Change
Gross Revenue	2,095	2,067	(1)	6,135	6,074	(1)
Net Service Revenue[1]	1,323	1,236	(7)	3,844	3,733	(3)
Operating Income	103	112	9	253	254	1
Net Income[2]	69	71	2	166	163	(2)
Earnings per Share[2]	0.63	0.70	11	1.47	1.58	7
Operating Cash Flow	202	96	(52)	207	248	20
Free Cash Flow[3]	186	84	(55)	159	211	33

*All comparisons are year over year unless noted otherwise.

“We continued to execute well against our long-term objectives, including the extension of our competitive advantage through our global footprint and portfolio of offerings, which are aligned well with our clients’ evolving needs as well as industry trends,” said John M. Dionisio, AECOM chairman and chief executive officer.  “In a challenging growth environment, we booked $1.9 billion in new wins, which contributed to our $16.8 billion in backlog.  We also saw on-going strength in emerging markets — such as Asia, Africa and the Middle East.  Despite our strong execution this quarter, further deterioration in our mining business in Australia, and slower conversion of backlog in the Americas, is negatively impacting our topline growth.  As a result, we are lowering our full-year fiscal 2013 earnings per share guidance range to $2.30 to $2.40.”

“Year to date we generated $211 million in free cash flow and invested $312 million to repurchase our shares,” said Michael S. Burke, AECOM president.  “This puts us well ahead of our target to return at least 50 percent of our free cash flow to shareholders in fiscal 2013 and 2014, and we are on track to deliver our five year cumulative free cash flow objective of between $1.3 and $1.8 billion.”

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New Wins and Backlog

New wins of $1.9 billion were driven by strength in the company’s construction services business as well as in emerging geographies such as Africa and the Middle East.  The company’s book-to-burn ratio4 was 0.9 for the quarter, maintaining total backlog at June 30, 2013, of $16.8 billion.  These metrics demonstrate the underlying strength of AECOM’s business as clients increasingly turn to the company for its integrated service platform and global expertise.

Tax Rate

The company’s third-quarter effective tax rate of 29.9 percent, inclusive of non-controlling interest deduction, includes tax expense related to a restructuring that resulted in the return of $148 million of foreign cash.  The company now expects its full-year effective tax rate to be 28 percent.

Cash Flow

Cash flow from operations for the quarter was $96 million.  Free cash flow, which includes capital expenditures of $12 million, totaled $84 million.  Days sales outstanding (DSOs) improved by 3 days to 89 in the quarter.  The company reconfirmed that it is well positioned to meet its fiscal 2013 target of generating free cash flow equal to or in excess of its net income.

Balance Sheet

As of June 30, 2013, AECOM had $508 million of total cash and cash equivalents, $1.1 billion of debt and $1.05 billion in committed bank facilities with $906.5 million in unused capacity.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, as well as program and construction management services to institutional, commercial and public sector clients worldwide.

Revenue of $1.8 billion was flat, and revenue, net of other direct costs, declined 5.4 percent to $1.1 billion as declines in Australia and the Americas were only partially offset by growth in Asia.  Despite the decline in revenue, net of other costs, operating profit increased by one percent aided by improved costs and efficiencies.

Management Support Services

The MSS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

Revenue declined 11.4 percent to $220 million, and revenue, net of other direct costs, declined 15.6 percent to $134 million. The decline in revenue and revenue, net of other directs costs, was primarily due to the closeout of certain low-margin projects, which advanced the company’s diversification strategy in the segment and helped to drive a nearly threefold increase in operating income to $15 million.

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Fiscal 2013 Outlook

AECOM’s target EPS range for fiscal 2013 is now $2.30 to $2.40.  EPS guidance is based on a full-year diluted share count of 102 million shares, which reflects the impact of shares repurchased through the end of the third fiscal quarter.  The company now expects its full-year effective tax rate to be 28 percent.

Five-Year Free Cash Flow Target

AECOM reaffirms its five-year free cash flow target of $1.3 billion to $1.8 billion.

AECOM is hosting a conference call today at 11 a.m. EDT, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

1AECOM’s revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs (net service revenue), which is a non-GAAP measure, also provides a meaningful perspective on its business results. See the accompanying reconciliation of revenue, net of other direct costs, to revenue, the closest comparable GAAP measure.

2Attributable to AECOM.

3Free cash flow is defined as cash flow from operations less capital expenditures and is a non-GAAP measure. See the accompanying reconciliation of free cash flow from operations, to cash flow from operations, the closest comparable GAAP measure.

4Book-to-burn ratio is defined as the amount of gross revenue wins divided by gross revenue recognized during the period.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 46,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in more than 140 countries and had revenue of $8.2 billion during the 12 months ended June 30, 2013.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, profit margins, cash flows, share count or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

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Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to global economic conditions and funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the failure to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  In particular, the company believes that non-GAAP financial measures such as revenue, net of other direct costs, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business.  This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM Technology Corporation

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2012	June 30, 2013	% Change	June 30, 2012	June 30, 2013	% Change

Revenue	$2,095,138	$2,067,490	(1.3)%	$6,135,269	$6,074,408	(1.0)%
Other direct costs	771,736	831,491	7.7%	2,291,518	2,341,552	2.2%
Revenue, net of other direct costs (non-GAAP)	1,323,402	1,235,999	(6.6)%	3,843,751	3,732,856	(2.9)%
Cost of revenue, net of other direct costs	1,212,164	1,104,185	(8.9)%	3,566,050	3,423,081	(4.0)%
Gross profit	111,238	131,814	18.5%	277,701	309,775	11.5%

Equity in earnings of joint ventures	12,281	4,094	(66.7)%	38,141	17,855	(53.2)%
General and administrative expenses	(20,682)	(24,010)	16.1%	(63,150)	(73,365)	16.2%
Income from operations	102,837	111,898	8.8%	252,692	254,265	0.6%

Other income	1,519	1,215	(20.0)%	8,640	2,042	(76.4)%
Interest expense	(13,178)	(11,719)	(11.1)%	(35,727)	(34,495)	(3.4)%
Income before income tax expense	91,178	101,394	11.2%	225,605	221,812	(1.7)%

Income tax expense	21,323	30,179	41.5%	57,670	56,843	(1.4)%
Net income	69,855	71,215	1.9%	167,935	164,969	(1.8)%
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(442)	(460)	4.1%	(1,597)	(2,294)	43.6%
Net income attributable to AECOM	$69,413	$70,755	1.9%	$166,338	$162,675	(2.2)%

Net income attributable to AECOM per share:
Basic	$0.63	$0.71	12.7%	$1.48	$1.60	8.1%
Diluted	$0.63	$0.70	11.1%	$1.47	$1.58	7.5%

Weighted average shares outstanding:
Basic	110,221	99,257	(9.9)%	112,513	101,482	(9.8)%
Diluted	110,819	100,761	(9.1)%	113,233	102,706	(9.3)%

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AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30 2012	June 30, 2013
Balance Sheet Information:
Total cash and cash equivalents	$593,776	$507,591
Accounts receivable, net	2,395,881	2,341,146
Working capital	1,068,891	1,108,128
Working capital, net of cash and cash equivalents	475,115	600,537

Total debt	1,069,732	1,148,719
Total assets	5,664,568	5,539,368
Total AECOM stockholders’ equity	2,169,464	1,985,730

	Three months ended		Nine months ended
	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013
Cash Flow Information:
Net cash provided by operating activities	$201,965	$96,117	$206,963	$248,451
Capital expenditures	(15,600)	(12,435)	(47,805)	(37,067)
Free cash flow	$186,365	$83,682	$159,158	$211,384

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AECOM TECHNOLOGY CORPORATION

Reportable Segments

(unaudited - $ in thousands)

Reportable Segments:	Professional Technical Services	Management Support Services	Corporate	Total

Three Months Ended June 30, 2013:
Revenue	$1,847,089	$220,401	$—	$2,067,490
Other direct costs	745,057	86,434	—	831,491
Revenue, net of other direct costs (non-GAAP)	1,102,032	133,967	—	1,235,999
Cost of revenue, net of other direct costs	982,208	121,977	—	1,104,185
Gross profit	119,824	11,990	—	131,814
Equity in earnings of joint ventures	993	3,101	—	4,094
General and administrative expenses	—	—	(24,010)	(24,010)
Income from operations	$120,817	$15,091	$(24,010)	$111,898

Gross profit as a % of revenue	6.5%	5.4%	—	6.4%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	10.9%	8.9%	—	10.7%

Three Months Ended June 30, 2012:
Revenue	$1,846,487	$248,651	$—	$2,095,138
Other direct costs	681,894	89,842	—	771,736
Revenue, net of other direct costs (non-GAAP)	1,164,593	158,809	—	1,323,402
Cost of revenue, net of other direct costs	1,050,438	161,726	—	1,212,164
Gross profit	114,155	(2,917)	—	111,238
Equity in earnings of joint ventures	5,499	6,782	—	12,281
General and administrative expenses	—	—	(20,682)	(20,682)
Income from operations	$119,654	$3,865	$(20,682)	$102,837

Gross profit as a % of revenue	6.2%	(1.2)%	—	5.3%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.8%	(1.8)%	—	8.4%

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AECOM TECHNOLOGY CORPORATION

Reportable Segments

(unaudited - $ in thousands)

Reportable Segments:	Professional Technical Services	Management Support Services	Corporate	Total

Nine Months Ended June 30, 2013:
Revenue	$5,384,199	$690,209	$—	$6,074,408
Other direct costs	2,078,089	263,463	—	2,341,552
Revenue, net of other direct costs (non-GAAP)	3,306,110	426,746	—	3,732,856
Cost of revenue, net of other direct costs	3,024,846	398,235	—	3,423,081
Gross profit	281,264	28,511	—	309,775
Equity in earnings of joint ventures	10,305	7,550	—	17,855
General and administrative expenses	—	—	(73,365)	(73,365)
Income from operations	$291,569	$36,061	$(73,365)	$254,265

Gross profit as a % of revenue	5.2%	4.1%	—	5.1%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	8.5%	6.7%	—	8.3%

Contracted backlog	$8,147,121	$491,530	$—	$8,638,651
Awarded backlog	7,138,389	1,014,374	—	8,152,763
Total backlog	$15,285,510	$1,505,904	$—	$16,791,414

Nine Months Ended June 30, 2012:
Revenue	$5,455,036	$680,233	$—	$6,135,269
Other direct costs	2,026,460	265,058	—	2,291,518
Revenue, net of other direct costs (non-GAAP)	3,428,576	415,175	—	3,843,751
Cost of revenue, net of other direct costs	3,143,219	422,831	—	3,566,050
Gross profit	285,357	(7,656)	—	277,701
Equity in earnings of joint ventures	12,547	25,594	—	38,141
General and administrative expenses	—	—	(63,150)	(63,150)
Income from operations	$297,904	$17,938	$(63,150)	$252,692

Gross profit as a % of revenue	5.2%	(1.1)%	—	4.5%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	8.3%	(1.8)%	—	7.2%

Contracted backlog	$7,495,374	$856,560	$—	$8,351,934
Awarded backlog	6,050,922	1,429,864	—	7,480,786
Total backlog	$13,546,296	$2,286,424	$—	$15,832,720

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9-9-9	AECOM Technology Corporation
Regulation G Information
($ in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended			Nine Months Ended
	June 30, 2012	March 31, 2013	June 30, 2013	June 30, 2012	June 30, 2013
Consolidated
Revenue	$2,095.2	$1,989.6	$2,067.5	$6,135.3	$6,074.4
Less: Other direct costs	771.7	737.7	831.5	2,291.5	2,341.5
Revenue, net of other direct costs	$1,323.5	$1,251.9	$1,236.0	$3,843.8	$3,732.9

PTS Segment
Revenue	$1,846.5	$1,765.9	$1,847.1	$5,455.0	$5,384.2
Less: Other direct costs	681.9	655.6	745.1	2,026.4	2,078.1
Revenue, net of other direct costs	$1,164.6	$1,110.3	$1,102.0	$3,428.6	$3,306.1

MSS Segment
Revenue	$248.7	$223.7	$220.4	$680.3	$690.2
Less: Other direct costs	89.8	82.1	86.4	265.1	263.4
Revenue, net of other direct costs	$158.9	$141.6	$134.0	$415.2	$426.8

Reconciliation of EBITDA Before Goodwill Impairment to Net Income Attributable to AECOM

	Three Months Ended
	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013
EBITDA before goodwill impairment	$129.0	$163.9	$84.7	$102.5	$135.1
Less: Goodwill impairment	—	336.0	—	—	—
EBITDA	129.0	(172.1)	84.7	102.5	135.1
Less: Interest expense[1]	(12.5)	(10.4)	(10.4)	(11.3)	(11.0)
Add: Interest income[2]	0.4	0.4	0.4	0.5	0.4
Less: Depreciation and amortization	(26.1)	(26.1)	(23.9)	(23.9)	(23.6)

Income (loss) attributable to AECOM before income taxes	90.8	(208.2)	50.8	67.8	100.9
Less: Income tax expense	21.4	16.7	12.7	14.0	30.1

Net income (loss) attributable to AECOM	$69.4	$(224.9)	$38.1	$53.8	$70.8

1 Excluding related amortization

2 Included in other income

Reconciliation of Total Debt to Net Debt

	Balances at:
	June 30, 2012	March 31, 2013	June 30, 2013
Short-term debt	$2.9	$14.8	$12.0
Current portion of long-term debt	116.8	152.8	1.5
Long-term debt	950.6	1,123.4	1,135.2
Total debt	1,070.3	1,291.0	1,148.7
Less: Total cash and cash equivalents	398.4	627.7	507.6
Net debt	$671.9	$663.3	$641.1

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013
Net cash provided by operating activities	$202.0	$226.4	$67.1	$85.2	$96.1
Capital expenditures	(15.6)	(15.1)	(12.9)	(11.7)	(12.4)
Free cash flow	$186.4	$211.3	$54.2	$73.5	$83.7

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